Oppenheimer New Jersey Municipal Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for July 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

Increase                                            Increase
to Accumulated                               to Accumulated Net
Net Investment                                Realized Loss
Income                                              on Investments
-----------------------------------------------------------------------------------------------------------
$3,199,797                                           $3,199,797

Oppenheimer Pennsylvania Municipal Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for July 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

Reduction                                Reduction
to Accumulated                     to Accumulated Net
Net Investment                       Realized Loss
Income                                     on Investments
-----------------------------------------------------------------------------------------------------------
$1,837,403                                $1,837,403

Oppenheimer Rochester National Municipals

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for July 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

Increase                                            Increase
to Accumulated                              to Accumulated Net
Reduction to                         Net Investment                               Realized Loss
Paid-in Capital                      Income                                             on Investments
-----------------------------------------------------------------------------------------------------------
$9,690,452                                $57,867,237                                     $48,176,785